UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/11/2007

Prescient Applied Intelligence, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21729

Delaware	73-1247666
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1247 Ward Avenue, Suite 200, West Chester, PA 19380
(Address of principal executive offices, including zip code)

610-719-1600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 10, 2007, the Registrant appointed Elizabeth Grose as its principal accounting and principal financial officer, to fill the vacancy created by the resignation of Tom Aiken as Chief Financial Officer in November 2006. Daniel W. Rumsey, the Registrant's Chairman of the Board of Directors, served as Interim Chief Financial Officer pending the appointment of Ms. Grose.

From October 2006 until her appointment, Ms. Grose served the Registrant as corporate controller. Prior to joining the Registrant, Ms. Grose served as controller and accounting manager for several companies, including Lucent Technologies, Quadritek Systems, and Fastech, Inc. From 1988 to 1991, Ms. Grose served as Senior Accountant for KPMG, Peat Marwick. Ms. Grose graduated from Villanova University with a BS in Accounting, and is a certified public accountant.

In connection with her appointment, the Registrant and Ms. Grose entered into an Employment Agreement, pursuant to which Ms. Grose is entitled to, among other benefits available to employees generally, two months severance after twelve months service to the Registrant.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prescient Applied Intelligence, Inc.

Date: April 11, 2007	By:	/s/ Jane Hoffer
Jane Hoffer
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.01	Employment Agreement, dated April 9, 2007